UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701

(Address of Principal Executive Offices) (Zip Code)

(407) 741-5300

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e.4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 14, 2006, International Assets Holding Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers an aggregate of $27,000,000 in principal amount of the Company’s Senior Subordinated Convertible Notes due 2011 (the “Notes”). The Notes will be issued by the Company in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will bear interest at the rate of 7.625% per annum, payable quarterly in arrears commencing on October 1, 2006.

The principal amount of the Notes, together with any accrued and unpaid interest and any late charges (the “Conversion Amount”), will be convertible by the holders of the Notes, at any time following their issuance, into shares of common stock of the Company (the “Common Stock”), at an initial conversion price of $25.50 per share. The conversion price is subject to certain adjustments set forth in the Notes.

The maturity date of the Notes will be the fifth anniversary of the issuance of the Notes.

The Company may, at its option, redeem the Notes for cash, in whole or in part, on March 11, 2010, at a redemption price equal to 110% of the Conversion Amount to be redeemed, subject to certain conditions set forth in the Notes.

If the ratio of the Company’s consolidated earnings before interest, taxes, depreciation and amortization, as defined in the Notes, to the Company’s consolidated cash interest expense (the “Consolidated Interest Coverage Ratio”) is less than 2.75 for the 12 month period ending on December 31, 2009, then the holders of the Notes will have the option to require the Company to redeem all or any portion of the Notes at a redemption price equal to 100% of the Conversion Amount to be redeemed.

If, at any time after the eighteenth month anniversary of the issuance date of the Notes, the dollar-volume weighted average price of the Common Stock (as reported on the Nasdaq Capital Market) exceeds, for any twenty out of thirty consecutive trading days, 150% of the conversion price of the Notes, then the Company will have the right to require the holders of the Notes to convert all or any portion of the Conversion Amount into shares of Common Stock at the then-applicable conversion price.

The holders of the Notes will have the right to require the Company to redeem all or any portion of their Notes upon a change of control transaction, as defined in the Notes, at a redemption price in cash equal to the greater of (i) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (A) the greater of the last closing trade price of the Company’s Common Stock, as reported on the Nasdaq Capital Market (the “Closing Sale Price”), immediately prior to the consummation of the change of control, the Closing Sale Price immediately following the public announcement of such proposed change of control and the Closing Sale Price of the Company’s Common Stock immediately prior to the public announcement of such proposed change of control by (B) the then applicable conversion price, and (ii) the product of the Conversion Amount being redeemed and the applicable change of control premium. The change of control premium will be 120% until the third anniversary of the issuance of the Notes and 115% commencing on the third anniversary of the date of issuance until the fourth anniversary of the date of issuance.

Commencing with the fiscal quarter ending on September 30, 2007, in the event that the Consolidated Interest Coverage Ratio for the 12 months preceding the end of any fiscal quarter is less than 2.0, then the interest rate on the Notes will be increased by 2.0% to 9.625% per annum, effective as of the first day of the following fiscal quarter.

The Notes will contain customary events of default. After an event of default, any holder may require the Company to redeem all or a portion of the holder’s Note at a redemption price in cash equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the applicable redemption premium, and (ii) the product of (A) the number of shares of Common Stock then issuable with respect to such Conversion Amount and (B) the Closing Sale Price of the Common Stock on the date immediately preceding the event of default. The redemption premium will be 100% in the case of the bankruptcy or insolvency of the Company or any significant subsidiary and, in all other cases, will be 115% until the third anniversary of the issuance date of the Notes, 110% commencing on the third anniversary of the issuance date until the fourth anniversary of the issuance date, and 105% commencing on the fourth anniversary of the issuance date.

The Company has also entered into a Registration Rights Agreement with the Purchasers obligating the Company to register for resale the shares of the Common Stock issuable upon the conversion of the Notes on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within sixty days after the closing of the sale of the Notes.

In connection with the issuance of the Notes, Sean O’Connor, the Company’s Chief Executive Officer, and Scott Branch, the Company’s President, have entered into a Lock Up Agreement, pursuant to which they have agreed to certain restrictions of the resale of the shares of the Company’s Common Stock beneficially owned by them, while the Notes are outstanding.

This announcement is not an offer to sell either the Notes or the Common Stock issuable upon conversion of the Notes. Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement, the form of Note and the form of Lock Up Agreement, copies of which are filed herewith as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively. A copy of the press release announcing the private placement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 3.02 – Unregistered Sale of Equity Securities.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of September 14, 2006, by and between International Assets Holding Corporation and the buyers named therein

10.1	Securities Purchase Agreement, dated as of September 14, 2006, by and between International Assets Holding Corporation and the buyers named therein.

10.2	Form of Senior Subordinated Convertible Note.

10.3	Form of Lock Up Agreement

99.1	Press Release, dated September 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 15, 2006	INTERNATIONAL ASSETS HOLDING CORPORATION

/s/ Sean M. O’Connor
Sean M. O’Connor Chief Executive Officer

Exhibit Index

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of September 14, 2006, by and between International Assets Holding Corporation and the buyers named therein

10.1	Securities Purchase Agreement, dated as of September 14, 2006, by and between International Assets Holding Corporation and the buyers named therein.

10.2	Form of Senior Subordinated Convertible Note.

10.3	Form of Lock Up Agreement

99.1	Press Release, dated September 15, 2006.